Exhibit 99.1

     ITALK INC. LAUNCHES MOBILE BROADBAND DATA SERVICE - NATIONWIDE COVERAGE
                      TO OVER 280M PEOPLE IN 12,900 CITIES

Ft. Lauderdale, Florida, May 1, 2013 - iTalk Inc. (OTCQB: TALK) (OTCBB: TALK) ("iTalk" or the "Company") is pleased to announce today that it has launched its mobile broadband data service. The new service, which runs on the Nationwide Sprint Network, covers 97% of the United States to over 280 million people in 12,900 cities.

"Surging mobile data usage and costs are familiar and controversial topics in the wireless industry these days as consumers are beginning to understand that many carriers will continue to make significant upward pricing adjustments to their mobile internet access plans," commented David F. Levy, Chief Executive Officer of iTalk Inc. "The new iTalk low cost, no contract mobile broadband data service plan is ideal for users who need to be fully connected when out of the office or home, but don't want to pay high data plan rates for occasional use. This will give more people the opportunity to experience the benefits of broadband on-the-go and can save the average business user up to $600 over a standard two-year contract with major carriers, depending on their usage patterns."

The initial launch of the iTalk mobile broadband data service consists of one data plan that includes 2GB capacity for $29.99 monthly with no contract. Additional volume plans are anticipated to be rolled out following the initial launch.

Mr. Levy concluded, "In addition to selling this service direct to consumers, iTalk intends to pursue volume wholesale distribution deals with nationwide re-sellers and dealers."

ABOUT ITALK

At iTalk, we are a mobile communications company using innovative and disruptive technologies to offer consumers a high quality cellular alternative while severely undercutting all major national carriers. Our lead product is the iTalk Sleeve, which when combined with an iPod Touch, our iTalk mobile app, and our aggressive pricing plans, provides consumers with a No Contract, High Voice Quality, and Lowest Price in the industry alternative to traditional cellular coverage. We will continue to search out and develop innovate products and services that will reduce consumers monthly voice and data charges while providing them with additional functionality. Through our access to an extensive network, we are able to offer nationwide voice and data coverage to 280 million people in more than 12,900 cities.

FOR FURTHER INFORMATION REGARDING ITALK INC., CONTACT:

ITALK INC. - INVESTOR RELATIONS DEPT.
(888) 663-9925 (Toll-free) E-mail: investor@italkmobility.com Website: www.italkmobility.com

DISCLAIMER/SAFE HARBOR: Statements about the Company's future expectations and all other statements in this press release other than historical facts, are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and as that term is defined in the Private Securities Litigation Reform Act of 1995. The Company intends that such forward-looking statements be subject to the safe harbors created thereby. The above information contains information relating to the Company that is based on the beliefs of the Company and/or its management as well as assumptions made by and information currently available to the Company or its management. When used in this document, the words "anticipate," "estimate," "expect," "intend," "plans," "projects," and similar expressions, as they relate to the Company or its management, are intended to identify forward-looking statements. Such statements reflect the current view of the Company regarding future events and are subject to certain risks, uncertainties and assumptions, including the risks and uncertainties noted. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove to be incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated, expected, intended or projected. In each instance, forward-looking information should be considered in light of the accompanying meaningful cautionary statements herein. Factors that could cause results to differ include, but are not limited to, successful performance of internal plans, the impact of competitive services and pricing and general economic.